Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

BIOTE CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to be paid	Equity	Class A common stock, par value $0.0001 per share	Rule 457(f)(1)	3,105,951(1)(2)	$6.07(3)	$18,853,122.60	$0.0001102	$2,077.61

	Equity	Warrants to purchase Class A Common Stock	Other	13,504,132(4)	N/A	N/A	N/A	-(5)

Fees previously paid	-				-	-	-	-

Carry Forward Securities	-				-	-	-	-

	Total Offering Amounts					$18,853,122.60		$2,077.61

	Total Fees Previously Paid							-

	Total Fee Offsets							-

	Net Fee Due							$2,077.61

(1)

Represents the maximum number of shares of Class A common stock, par value $0.0001 (the “Class A common stock”), of the registrant that may be issued directly (i) to holders of warrants who tender their warrants pursuant to the Offer (as defined below) and (ii) holders of public warrants and private warrants who do not tender their respective warrants pursuant to the Offer and, pursuant to the Warrant Amendment (as defined below), if approved, may receive Class A common stock of the registrant in the event the registrant exercises its right to exchange the warrants for shares of Class A Common Stock.

(2)

Pursuant to Rule 416 under the Securities Act (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Estimated pursuant to Rule 457(f) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $6.07, which is the average of the high and low prices of our Class A Common Stock on May 4, 2023 on the Nasdaq Stock Market LLC.

(4)	Represents the maximum number of warrants that may be exchanged pursuant to this Registration Statement in connection with the exchange offer.
(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.